EXHIBIT 10.5G

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement is entered into as of April 21, 2010 (the “Amendment”) by and between SQUARE 1 BANK (“Bank”) and THE ACTIVE NETWORK, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 30, 2008, as may be amended from time to time, including without limitation by that certain Waiver to Loan and Security Agreement dated as of June 22, 2009, by that certain Consent dated August 31, 2009, by that certain Consent and First Amendment to Loan and Security Agreement dated September 29, 2009, that certain Second Amendment to Loan and Security Agreement dated as of October 29, 2009, that certain Third Amendment to Loan and Security Agreement dated as of November 30, 2009, that certain Fourth Amendment to Loan and Security Agreement dated as of January 26, 2010, and that certain Fifth Amendment and Waiver to Loan and Security Agreement dated March 31, 2010 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. This Amendment shall be effective as of April 15, 2010.

2. Borrower has entered into that certain Agreement dated as of November 24, 2009 with The Central Trust Bank (“Central Trust”), and Outdoor Central, Inc. (together with Central Trust, “Central”) (the “Central Bank Agreement”), a true and correct copy of which Borrower has delivered to Bank. Notwithstanding Section 7.1, 7.4 and 7.5 of the Agreement, and upon the amendment of the Central Bank Agreement to include the language set forth in Appendix 1 attached hereto and the delivery of such amendment to Bank, Borrower shall be permitted to (i) grant to Central a junior Lien on the I-Series Assets (as defined in the Central Bank Agreement) located in Jefferson City, Missouri and in Springfield, Missouri so long as such Lien is junior to the Liens of Bank, (ii) make the Stipulated Earnout Payment (as defined in the Central Bank Agreement) to Central, and (iii) enter into a promissory note and letters of credit as more particularly described in the Central Bank Agreement (the “Additional Central Bank Indebtedness”). Subject to the terms and conditions set forth herein, the Stipulated Earnout Payment and the Additional Central Bank Indebtedness shall be deemed “Permitted Indebtedness” under the Agreement.

3. The following defined term in Exhibit A of the Agreement is amended to read as follows:

“Revolving Maturity Date” means June 15, 2010.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement, in each case, as amended hereby.

5. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, other than (i) to the extent such representations and warranties expressly relate to an earlier date, which representations and warranties are true and correct as of such date; and (ii) for those changes to the representations and warranties resulting from events, occurrences or circumstances pertaining to the Borrower’s business and permitted under the Agreement and other Loan Documents.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) an amendment fee of $5,000 and an amount equal to all reasonable Bank Expenses incurred through the date of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE ACTIVE NETWORK, INC.

By:	/s/ Mike Skelly
Title:	VP Finance

SQUARE 1 BANK

By:	/s/ Peter Drees
Title:	Senior Vice President

Appendix 1

Subordination. Active, for itself and its successors and Central, by accepting the Stipulated Earnout Payment or any portion thereof, whether upon the original issuance, transfer, assignment or exchange thereof, agrees that the payment of the Stipulated Earnout Payment shall be subordinated and Active shall not make, and Central shall not accept, receive or retain, any payment on account of the Stipulated Earnout Payment, whether in cash, securities or other property, prior to full payment of the “Senior Indebtedness” (hereinafter defined); provided, that Active shall have the right to make, and Central shall have the right to accept, receive and retain, all scheduled payments related to the Stipulated Earnout Payment as provided herein to the extent not made or received during an “Indefinite Blockage Period” (hereinafter defined). Active shall not make, and Central shall not accept, receive or retain, any payment, whether in cash, securities or other property on account of the Stipulated Earnout Payment or to defease or acquire any of the Stipulated Earnout Payment, or on account of the redemption thereof during the Indefinite Blockage Period. In addition, Central hereby subordinates its security interest in the Collateral to any security interest granted to secure the Senior Indebtedness and shall not take any action against the Collateral during an Indefinite Blockage Period. For purposes of this Paragraph, the following terms used herein shall have the following meanings:

“Collateral” means all of the so-called I-Series Assets located in Jefferson City, Missouri and in Springfield, Missouri, which are more particularly described on Exhibit A attached hereto and incorporated herein by this reference.

“Indefinite Blockage Period” means the period of time beginning on the date of a Senior Payment Default and ending on the date earliest to occur of (A) the date that all Senior Indebtedness is paid in full, (B) the date on which the Senior Indebtedness to which such Senior Payment Default relates is paid in full or such default is cured and (C) the date on which such Senior Payment Default is waived in writing in accordance with the Senior Loan Documents.

“Senior Credit Agreement” means that certain Loan and Security Agreement dated October 30, 2008, among Active, the guarantors party thereto, and Square I Bank, as amended, amended and restated or otherwise modified.

“Senior Indebtedness” has the meaning ascribed to the term “Obligations” in the Senior Credit Agreement.

“Senior Loan Documents” has the meaning ascribed to the term “Loan Documents” in the Senior Credit Agreement.

“Senior Payment Default” means an event of default under the Senior Loan Documents that results from the failure of Active or any guarantor to timely comply with any payment obligation for principal, interest, commitment fees, agency fees, or letter of credit fees under the Senior Loan Documents.

“Stipulated Earnout Payment” means an Earnout Payment in the amount of One Million Five Hundred Sixty-Two Thousand Five Hundred Dollars ($1,562,500.00).

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